Exhibit 10.2

BIOLINERX LTD.

 SERIES A WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

Warrant No.: ADS-B[  ]
Number of American Depositary Shares: 2,973,451

Date of Issuance:  July 31, 2017 (“Issuance Date”)

BioLineRx Ltd., an Israeli company (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biotechnology Value Fund, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, pursuant to this Series A Warrant to Purchase American Depositary Shares (“ADSs”) (including any Series A Warrants to Purchase ADSs issued in exchange or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 2,973,451 ADSs (the “Warrant ADSs”).  For purposes of clarification, each ADS represents one ordinary share, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company.  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17.  This Warrant is one of a series of similar warrants to purchase ADSs issued pursuant to (i) that certain Subscription Agreement (the “Subscription Agreement”) dated as of July 26, 2017 (the “Subscription Date”) by and between the Company and the Holder.

1.             EXERCISE OF WARRANT.

(a) Mechanics of Exercise.  Subject to the terms and conditions hereof, including the terms and conditions set forth in Section 1(i), this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery to the Company of a duly executed fax or email copy of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased.  The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price.  For purposes of this Warrant, “Exercise Price” means $2.00, subject to adjustment as provided herein.

(c) Delivery of Securities Upon Exercise.  On or before the first (1st) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by fax or email an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and The Bank of New York Mellon, the Depositary (“Depositary”) for the ADSs.  The “Share Delivery Date” shall be (i) if prior to September 5, 2017, on the third (3rd) Business Day following the date on which the Company has received the Exercise Notice or (ii) if on or after September 5, 2017, on the second (2nd) Business Day following the date on which the Company has received the Exercise Notice.  On the Share Delivery Date, the Company shall (X) issue and deposit with the Depositary a number of Ordinary Shares that will be represented by the number of Warrant ADSs to which the Holder is entitled in respect of that exercise, (Y) pay the fee of the Depositary for the issuance of that number of ADSs and (Z) instruct the Depositary to execute and deliver to that Holder an American Depositary Receipt (“ADR”) evidencing that number of Warrant ADSs.  Notwithstanding the foregoing, in the event that the Investor’s beneficial ownership of Ordinary Shares exceeds the Beneficial Ownership Limitation (as defined below) or would exceed the Beneficial Ownership Limitation after giving effect to the issuance of Ordinary Shares issuable upon such exercise as of the Share Delivery Date, then the Company’s obligation to issue and deliver the Ordinary Shares underlying the ADSs that are so exercised shall be held in abeyance until such time as the Holder’s beneficial ownership would be below the Beneficial Ownership Limitation (such delivery procedure, the “Delayed Delivery”).  No fractional ADSs are to be issued upon the exercise of this Warrant.  If any fractional share of an ADS would, except for the provisions of the prior sentence, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder an amount in cash equal to the Closing Sale Price on the Principal Market of such fractional ADS on the date of exercise.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant ADSs upon exercise of this Warrant.  Subject to Israeli law limitations, the Company shall cause the ADSs to be issued in accordance with the terms of this Warrant.

(d) Company’s Failure to Timely Deliver Securities.  If the Company shall fail to deliver the certificate or certificates representing Warrant ADSs by the Share Delivery Date, other than pursuant to a Delayed Delivery, and if on or after the Share Delivery Date the Holder purchases (in an open market transaction or otherwise) ADSs or Ordinary Shares to deliver in satisfaction of a sale by the Holder of ADSs issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs or Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such Warrant ADSs shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant ADSs (or, at the option of the Holder, reinstate the portion of the Warrant and equivalent number of Warrant ADSs for which such exercise was not honored) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ADSs, times (B) the price at which the sell order giving rise to such purchase obligation was executed.

(e) Payment of Exercise Price.  Within two (2) Trading Days of the date of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant ADSs as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, unless the cashless exercise procedure specified in paragraph (f) below is specified in the applicable Exercise Notice.

(f) Cashless Exercise.  The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price pursuant to paragraph (e) above, elect instead to receive upon such exercise the “Net Number” of ADSs determined according to the following formula (a “Cashless Exercise”):

X = Y [(A-B)/A]
where:
X = the Net Number of Warrant ADSs to be issued to the Holder.

Y = the number of Warrant ADSs with respect to which this Warrant is being exercised.

A = the Closing Sale Price of the ADSs on the Principal Market immediately prior to (but no including) the Exercise Date.

B = the Exercise Price.

(g) Fractional Shares.  No fractional ADSs are to be issued upon the exercise of this Warrant. If any fractional share of an ADS would, except for the provisions of the prior sentence, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder an amount in cash equal to the Closing Sale Price on the Principal Market of such fractional ADS on the date of exercise.

(h) Rule 144.  For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, it is intended that the Warrant ADSs issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant ADSs shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

(i) Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant ADSs, the Company shall promptly issue to the Holder the number of Warrant ADSs that are not disputed.

(j) Holder’s Exercise Limitations.  The Company shall not issue and deposit with the Depository any Ordinary Shares underlying the Warrant ADSs, and a Holder shall not have the right to receive the underlying ADSs upon exercise of this Warrant, to the extent that, and only for so long as, after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, Relatives and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation.  A determination that the Holder is above the Beneficial Ownership Limitation shall be made by the Company which shall promptly notify the Investor of such determination.  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates shall include the number of Ordinary Shares underlying ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying ADSs which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1(j), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and in accordance with the applicable provisions of the Israeli Companies Law, 1999 (the “Companies Law”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the relevant provisions of the Companies Law and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(j) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers an Exercise Notice that such Exercise Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and in accordance with the provisions of the Companies Law. For purposes of this Section 1(j), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “SEC”), as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. For the avoidance of doubt, the Company is not bound to the above mentioned information in its decision whether to exercise this Warrant. The “Beneficial Ownership Limitation” shall be: 24.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant or if the Holder shall be considered a “Controlling Member”. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(j) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.  Within 30 days of the end of each quarterly period prior to the Expiration Date, (i) the Company shall provide to the Holder the number of Ordinary Shares outstanding as of the end of such quarterly period and (ii) the Holder shall provide to the Company the number of Ordinary Shares, including the number of Ordinary Shares underlying ADSs, beneficially owned, directly or indirectly, by the Holder and its Affiliates as of the end of such quarterly period.  The Holder shall within two (2) Trading Days confirm orally and in writing to the Company the details of any transaction that results in a change to the number of Ordinary Shares, including the number of Ordinary Shares underlying ADSs, beneficially owned, directly or indirectly, by the Holder and its Affiliates.

 (k) Other Limitations.  Notwithstanding anything to the contrary, any or all of the Warrants may not be exercised on the record date with respect to the distribution of bonus shares, offer by way of rights issue, distribution of dividends, consolidation of share capital, consolidation of shares, reduction or split in share capital or company split (each hereinafter referred to as a “Corporate Event”). In addition, if the ex-date with respect to a Corporate Event occurs before the record date relating to such Corporate Event, then the exercise of Warrants shall not occur on such ex-date.

2.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant ADSs shall be adjusted from time to time as follows:

(a) Adjustment upon Subdivision or Combination of Ordinary Shares or ADSs.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding Ordinary Shares or ADSs into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant ADSs will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding Ordinary Shares or ADSs into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant ADSs will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Warrant ADSs so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) shall increase the Exercise Price or decrease the number of Warrant ADSs as otherwise determined pursuant to this Section 2.

3.             RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, stock split, spin off, subdivision, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Ordinary Shares or ADSs, as applicable, entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the Ordinary Shares or ADSs, as applicable, on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Ordinary Share or ADS, as applicable, and (ii) the denominator shall be the Closing Sale Price of the Ordinary Shares or ADSs, as applicable on the Trading Day immediately preceding such record date; and

(b) the number of Warrant ADSs shall be increased or decreased to a number equal to the number of ADSs obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Ordinary Shares or ADSs, as applicable, entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of common stock (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an adjustment in the number of Warrant ADSs, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant ADSs calculated in accordance with the first part of this paragraph (b).

4.             PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights.

(b) In connection with any Fundamental Transaction, the Company shall make appropriate provision so that this Warrant shall thereafter be exercisable for either (i) shares of the Successor Entity based upon the conversion ratio, or (ii) other consideration payable in the Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

5.             NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares underlying the ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares and ADSs upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Ordinary Shares to be issued upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.             WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company or a holder of ADSs for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.             REISSUANCE OF WARRANTS.

(a) Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in reasonable and customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant ADSs then underlying this Warrant.

(b) Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant ADSs then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant ADSs as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional ADSs will be given.

(c) Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant ADSs then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant ADSs designated by the Holder which, when added to the number of ADSs underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant ADSs then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.             NOTICES.

(a) If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (iii) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs Purchase Rights, (iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares or ADSs are converted into other securities, cash or property, or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares or ADSs of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Report on Form 6-K or other eligible form. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(b) Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, 2 HaMa’ayan Street, Modi’in 7177871, Israel or any other address as the Company may hereafter notify to the Holder and (b) if to the Holder, addressed to such address as the Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9.              AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.           SEVERABILITY.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.           GOVERNING LAW AND VENUE.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Company and the Holder submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City, New York for purposes of all legal proceedings arising out of or relating to this Warrant and the transactions contemplated hereby. Each of the Company and the Holder irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

12.           CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.           TRANSFER.  This Warrant may not be offered for sale, sold, transferred or assigned without the prior written consent of the Company.

15.           WARRANT AGENT.  The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation or other entity into which the Company or any new warrant agent may be merged or any corporation or other entity resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation or other entity to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the books and records of the Company.

16.           RESTRICTIONS.  The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, and if not acquired by cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

17.            CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)                 “Controlling Member” means an individual or entity that has the ability to direct the activity of the Company (alone or together with its Relatives or Affiliates). A person or entity shall be considered to be a Controlling Member if: (1) it holds half or more of the rights to appoint directors of the Company; or (2) it holds 25% or more of the rights to vote in the Company’s general meeting; for the purposes of holding, two or more individuals or entities who holds voting rights in the company and each of whom has a personal interest in the approval of the same transaction or act shall be deemed as one Holder.

 (e) “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, as the case may be, then the last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the closing bid and closing ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE MKT or The NASDAQ Stock Market.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Expiration Date” means the date four (4) years after the Issuance Date or, if such date falls on a day other than a Business Day or a day that is not a Trading Day (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries on a consolidated basis to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Ordinary Shares (including those Ordinary Shares underlying ADSs) (not including any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Ordinary Shares (including those Ordinary Shares underlying ADSs) (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Ordinary Shares, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares (including those Ordinary Shares underlying ADSs).

(j) “Holdings” means whether alone or with others (including Affiliates and Relatives), directly or indirectly, through a trustee, a trust company or a nominee company or in any other manner; in the case of holding by a company – also by its subsidiary or by company associated with it by implication; and in the case of holding by an individual – the individual and his Relatives or whose livelihoods depend on each other are deemed one person;

(k) “Ordinary Shares” means (i) the Company’s Ordinary Shares, par value NIS 0.01 per share, and (ii) any share capital into which such Ordinary Shares shall have been changed or any share capital resulting from a reclassification of such Ordinary Shares.

(l) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(n) “Principal Market” means The NASDAQ Capital Market.

(o) “Relative” means spouse, brother or sister, parent, parent’s parent of the holder or of any of the Holder’s Affiliates, offspring or the spouse’s offspring and the spouse of each of these.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(r) “Trading Day” means any day on which the ADSs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded; provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase American Depositary Shares to be duly executed as of the Issuance Date set out above.

BIOLINERX LTD.
By: /s/ Philip Serlin Name: Philip Serlin Title: Chief Executive Officer

[Signature Page to Series A Warrant]

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
SERIES A WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

BIOLINERX, LTD.

The undersigned holder hereby exercises the right to purchase _________________ American Depositary Shares (“Warrant ADSs”) of BiolineRx Ltd., an Israeli company (the “Company”), evidenced by the attached Warrant to American Depositary Shares (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder’s payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant ADSs; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant ADSs (only if permitted pursuant to Section 1(e) of the Warrant).

2.  Payment of Exercise Price.  In the event that the Holder conducted a Cash Exercise with respect to some or all of the Warrant ADSs to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant ADSs.  The Company shall deliver to the Holder __________ Warrant ADSs in accordance with the terms of the Warrant.

4.  Confirmation.  Please send confirmation of receipt of this Exercise Notice to the following fax number or email address:
Fax: ______________________
Email: ______________________

Date: _______________ __, ______

   Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs The Bank of New York Mellon to issue the above indicated number of American Depositary Shares in accordance with the Depositary Instructions dated _____, 20__ from the Company and acknowledged and agreed to by The Bank of New York Mellon Trust Company.

BIOLINERX LTD.

By:    _________________________
Name:
Title: